UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2007

Rogers International Raw Materials Fund, L.P.

(Exact Name of Registrant as Specified in Charter)

Illinois	000-51836	36-4368292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Beeland Management Company, L.L.C. General Partner 141 West Jackson Boulevard Suite 1340A Chicago, Illinois
(Address of Principal Executive Offices) (Zip Code) 60604

Registrant’s telephone number, including area code: (312) 264-4375

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Statement: This Current Report is being filed as a result of the majority of the partners of Altschuler, Melvoin and Glasser LLP, Registrant’s auditors to the date of this Report, joining the firm of McGladrey & Pullen, LLP, which has been engaged as Registrant’s auditors in conjunction therewith.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)(1)

On January 12, 2007, Beeland Management Company, L.L.C. (“Beeland”), the general partner of Rogers International Raw Materials Fund, L.P. (“Registrant”), was notified that a majority of the partners of Altschuler, Melvoin and Glasser LLP (AM&G) had become partners of McGladrey & Pullen, LLP and, as a consequence, that AM&G has resigned and would no longer be the auditor for the Registrant.

The audit report of AM&G on the financial statements of the Registrant as of and for the year ended 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. As previously reported, Registrant has been involved in the bankruptcy proceedings of Refco Capital Markets, Ltd. A significant percentage of Registrant’s assets were held in accounts at Refco Capital Markets, Ltd. during the fourth quarter of 2005 and during 2006. Registrant has been involved in litigation for the return of such assets. Because it has been unknown whether or not Registrant will sustain a loss on such assets or the amount of any such loss, there has been insufficient information available during the fourth quarter of 2005 and during 2006 to adequately support the value of such assets to Registrant. Accordingly, Registrant has not, as of the date of this Report, determined the value of such assets to Registrant or completed its audits for 2005 and 2006.

In connection with the audit of the Registrant’s financial statements for the fiscal year ended 2004, there were: (1) no disagreements between the Registrant and AM&G on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AM&G, would have caused AM&G to make reference to the subject matter of the disagreement in their report on the Registrant’s financial statements for such year, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided AM&G a copy of the disclosures in this Form 8-K and has requested that AM&G furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not AM&G agrees with the Registrant’s statements in this Item 4.01(a). A copy of the letter dated January 18, 2007, furnished by AM&G in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(a)(2)

On January 18, 2007, McGladrey & Pullen, LLP was appointed as the Registrant’s new auditor. During 2004, 2005, 2006 and the interim period prior to engaging McGladrey & Pullen, LLP on behalf of the Registrant, Beeland has not consulted McGladrey Pullen, LLP, on behalf of the Registrant with respect to any matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

The decision to engage McGladrey & Pullen, LLP on behalf of the Registrant was approved by the Managing Members of Beeland, acting in its capacity as general partner of the Registrant.

Item 9.01 Financial Statements and Exhibits.

Exhibit

16.1 Letter from Altschuler, Melvoin and Glasser LLP to the United States Securities and Exchange Commission dated January 18, 2007, stating its agreement with the statements made in this report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rogers International Raw Materials Fund, L.P.
	By:	Beeland Management Company, L.L.C.,
General Partner
Date: January 18, 2007

	By:	/s/ Walter Thomas Price III
Walter Thomas Price III
Managing Member

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